Exhibit 99.5

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are presented to illustrate the effects of the merger on the historical financial position and operating results of our company, Joe’s Jeans Inc. (formerly, Innovo Group Inc.), and JD Holdings as of August 25, 2007 and for the year ended November 25, 2006 and the nine months ended August 25, 2007. The pro forma statements are based on the historical financial statements of us and JD Holdings after giving effect to the merger as a purchase of JD Holdings by us using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The pro forma statements have been derived from, and should be read in conjunction with, the historical financial statements, including the notes thereto, of each of us and JD Holdings incorporated by reference or included in this Form 8-K/A.

The pro forma information is based on preliminary estimates and assumptions set forth in the notes to such information. The pro forma information is preliminary and is being furnished solely for informational purposes and is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the period or date indicated, nor is it necessarily indicative of results that may occur. It does not reflect cost savings expected to be realized from the elimination of certain expenses and from the synergies to be created or the costs to implement such cost savings or synergies. No assurance can be given that operating cost savings and synergies will be realized.

Pro forma adjustments are necessary to reflect the estimated purchase price, the issuance of the shares of common stock and the cash payment, and to adjust amounts related to JD Holdings’ net intangible assets to a preliminary estimate of their fair values and elimination of the tangible assets that we will not be acquiring as a result of the Merger transaction. Pro forma adjustments are also necessary to reflect the elimination of certain intangibles previously recorded by us, certain transaction costs, and the income tax effect related to the pro forma adjustments.

The pro forma adjustments and allocation of purchase price are preliminary and are based in part on estimates of the fair value of the assets acquired and liabilities assumed. In determining purchase price allocations, management has considered a number of factors, including preliminary valuations of the assets acquired.

The final purchase price allocation will be completed after asset and liability valuations are finalized by management. A final determination of these fair values, which cannot be made prior to the completion of the merger, will include management’s consideration of all pertinent factors. This final valuation will be based on the actual net tangible and intangible assets of JD Holdings that exist as of the date of the completion of the merger. Any final adjustments may change the allocations of purchase price which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma condensed combined financial statements. Amounts preliminarily allocated to intangible assets may change significantly. In addition, the timing of the completion of the merger and other changes in JD Holdings’ net intangible assets prior to completion of the merger could cause material differences in the information presented.

The unaudited pro forma condensed combined balance sheet is presented as if the merger had been completed on August 25, 2007 and, due to different fiscal period ends, combines the historical balance sheet of us at August 25, 2007 and the historical balance sheet of JD Holdings at September 30, 2007. The unaudited pro forma condensed combined statement of operations of us and JD Holdings for the year ended November 25, 2006 is presented as if the merger had been completed on November 27, 2005 and, due to different fiscal period ends, combines the historical results of us for the year ended November 25, 2006 and the historical results of JD Holdings for the year ended December 31, 2006. The unaudited pro forma condensed combined statement of operations of us and JD Holdings for the nine months ended August 25, 2007 is presented as if the merger had been completed on November 27, 2005 and, due to different fiscal period ends, combines the historical results of us for the nine months ended August 25, 2007 and the historical results of JD Holdings for the nine months ended September 30, 2007.

The unaudited pro forma condensed combined financial statements should be read in conjunction with our historical financial statements and accompanying notes for our fiscal year ended November 25, 2006 and the nine month period ended August 25, 2007 previously filed by us with the Securities and Exchange Commission and JD Holdings’ historical financial statements included herein for its fiscal year ended December 31, 2006 and fiscal quarter ended September 30, 2007. The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of the combined company that would have been reported had the merger been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial position of the combined company.

The intercompany balances and transactions between us and JD Holdings have been eliminated. No material pro forma adjustments were required to conform JD Holdings’ accounting policies to our accounting policies. Certain reclassifications have been made to conform JD Holdings’ historical amounts to our presentation.

We have not identified any contingencies where the related asset, liability or impairment is probable and the amount of the asset, liability, or impairment can be reasonably estimated.

In connection with certain accounting matters related to the Merger transaction, we have determined to apply an indefinite life to the assets acquired since an analysis of product life cycle studies, market, competitive, and environmental trends, and brand extension opportunities provides evidence that the assets acquired will generate cash flows for us for an indefinite period of time. Therefore, the acquired asset would be deemed to have an indefinite useful life because it is expected to contribute to cash flows indefinitely and would not be amortized until its useful life is no longer indefinite. However, we will have to test the asset for impairment if events or changes in circumstances indicate that the asset might be impaired.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET OF
JOE’S JEANS INC. AND JD HOLDINGS INC.

AS OF AUGUST 25, 2007
(in thousands)

	Joes Jeans	JD Holdings	Pro Forma
	August 25, 2007	September 30, 2007	Adjustments	Ref	Pro Forma
ASSETS
Current assets
Cash and cash equivalents	$780	$106	$(300)	(a)	$480
			(106)	(f)
Accounts receivable, net	908	2	(2)	(a) (g)	908
Inventories, net	17,126				17,126
Due from related parties	1,061				1,061
Prepaid expenses and other current assets	1,140	—	(92)	(a)	1,048
Total current assets	21,015	108	(500)		20,623

Property and equipment, net	793	—	—		793
Intangible assets	184	—	(176)	(e)
		—	29,894	(a) (b)	29,902
Other long term assets	9	—	—		9
Total assets	$22,001	$108	$29,218		$51,327
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$7,825	$302	$(302)	(a) (g)	$7,825
Due to factor	2,717				2,717
Income tax payable		80	(80)	(f)	—
Due to related parties	—	59	(59)	(a) (g)	—
Total current liabilities	10,542	441	(441)		10,542

Deferred revenues		160	(160)	(f)	—

Deferred tax liability			11,659	(b) (c)	11,659

Stockholders’ equity
Common stock	4,525	—	1,400	(d) (h)	5,925
Additional paid-in capital	85,674	—	16,267	(d) (h)	101,941
Receivable from stockholder		(714)	714	(f)
Accumulated deficit/retained earnings	(75,964)	221	(221)	(d)	(75,964)

Treasury stock	(2,776)	—	—		(2,776)
Total stockholders’ equity	11,459	(493)	18,160		29,126

Total liabilities and stockholders’ equity	$22,001	$108	$29,218		$51,327

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Notes to Unaudited Pro Forma Condensed Combined Balance Sheet

(a)Under the purchase method of accounting, the total estimated consideration as shown in the table below is allocated to JD Holdings’ intangible assets based on their preliminary estimated fair values as of the date of the completion of the merger. The preliminary estimated consideration, based upon preliminary valuation, is allocated as follows:

Allocation of Purchase Price
Calculation of Consideration:
Purchase of JD Holdings common shares (1)	$17,667,195
Cash payments for JD Holdings shares (2)	300,000
Direct transaction fees and expenses (3)	92,422
Goodwill and trademark rights from predecessor agreement	176,000
Total consideration (4)	18,235, 617
Consideration Allocated to Acquired Net Assets Based on Fair Value:
JD Holdings historical book value of net assets acquired	—
Adjustments to bring acquired assets and liabilities to fair value:
Intangible assets	29,894,455
Less deferred tax liability	(11,658,837)
Fair value of net assets acquired	$18,235,617

(1)         Represents the value of 14,000,000 shares of our common stock to be issued in exchange for the outstanding shares of JD Holdings common stock in the merger, based on 1,000 shares of JD Holdings common stock outstanding as of September 30, 2007 and based on the average price of $1.3975 of our common stock as reported on NASDAQ for the two day period before and after the date the Merger, as amended, was announced (June 25, 2007) less a 9.7% discount for the restrictions on resale as a result that the shares will not initially be registered for resale and will be contractually restricted for certain periods under the Merger Agreement.

(2)         Represents the cash consideration to be paid under the Merger Agreement.

(3)         Represents our estimated direct merger costs, including financial advisory, legal, accounting and other costs.

(4)         The indicated value of the contingent consideration, which is not contingent upon Mr. Dahan’s continued employment, is not included in the fair value of the net assets acquired at the acquisition date. This contingent consideration will be accounted for in the future as additional purchase price under the terms of the Merger Agreement.

(b)              Of the total estimated purchase price, a preliminary estimate of $29,894,455 has been allocated to identified intangible assets which consist of the rights, title to and interest in the Joe’s ®, Joe’s Jeans ™ and related “JD” logos and marks, supported by a preliminary valuation, including a deferred tax liability of $11,658,837. In the future, any additional consideration paid will be allocated to trademarks, other identified intangible assets, along with related deferred taxes, or goodwill.

(c)               The value of the trademarks acquired are not deductible for tax purposes. However, a deferred tax liability is established at the estimated tax rates at the time of the Merger.

(d)              Represents adjustments to reflect the elimination of the components of the historical equity (deficit) of JD Holdings totaling $(493,000) and the issuance of $17,667,195 of our common stock accounted for as follows:

Common Stock:	$1,400,000
Additional Paid-In Capital:	$16,267,195

(e)               Represents adjustments to reflect the elimination of our existing license rights under the license agreement with JD Holdings.

(f)                 Net tangible assets of JD Holdings, except intercompany amounts with us, will be distributed to its sole shareholder upon the closing of the merger transaction. Certain fixed assets were distributed as of the date the Merger Agreement was originally entered into on February 6, 2007.

(g)              Intercompany amounts between us and JD Holdings are eliminated upon consolidation.

(h)              Represents the 14,000,000 shares of our common stock with a par value of $0.10 to be issued in exchange for the outstanding shares of JD Holdings common stock in the merger, based on 1,000 shares of JD Holdings common stock outstanding as of September 30, 2007.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
OF
JOE’S JEANS INC. AND JD HOLDINGS, INC.

NINE MONTHS ENDED SEPTEMBER 30, 2007
(in thousands)

	Joe’s	JD Holdings
	9 months ended	9 months ended	Pro Forma
	25-Aug-07	30-Sep-07	Adjustments	Ref	Pro Forma
Net sales	$44,693	$1,432	$(1,432)	(a)	$44,693
Cost of goods sold	25,664	—	—		25,664
Gross profit	19,029	1,432	(1,432)		19,029

Operating expenses
Selling, general and administrative	16,922	1,245	(1,496)	(b) (c)	16,896
			225	(d)
Depreciation and amortization	266	3	(36)	(e)	232
	17,188	1,248	(1,307)		17,129
Income from continuing operations	1,841	184	(125)		1,900

Other Income (expense) net	(623)	(2)	—		(625)
Income (loss) before taxes	1,218	182	(125)		1,275
Income taxes	56	80	(49)	(e)	87
Net Income (loss)	$1,162	$102	$(76)		$1,188

Earnings (loss) per common share - Basic and Diluted	$0.03				$0.02

Weighted average shares outstanding
Basic	41,385		14,000	(f)	55,385
Diluted	42,682		14,000	(f)	56,682

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT
OF
OPERATIONS OF JOE’S JEANS INC. AND JD HOLDINGS, INC.

YEAR ENDED NOVEMBER 25, 2006

(in thousands)

	Joe’s	JD Holdings
	Twelve month period ending	Twelve month period ending	Pro Forma
	25-Nov-06	31-Dec-06	Adjustments	Ref	Pro Forma

Net sales	$46,633	$1,322	$(1,322)	(a)	$46,633
Cost of goods sold	31,224	—	—		31,224
Gross profit	15,409	1,322	(1,322)		15,409

Operating expenses
Selling, general and administrative	21,587	366	(1,407)	(a) (b)	20,846
			300	(c)
Depreciation and amortization	290	11	(48)	(d)	253
	21,877	377	(1,155)		21,099
Operating income (loss)	(6,468)	945	(167)		(5,690)

Other Income (expense) net	(640)	(1)	—		(641)
Income (loss) from continuing operations, before taxes	(7,108)	944	(167)		(6,331)
Income taxes	36	3	—	(e)	39
Income (loss) from continuing operations	(7,144)	941	(167)		(6,370)
Discontinued operations, net of tax	2,149	—	—		2,149
Income (loss)	$(9,293)	$941	$(167)		$(8,519)

Earnings (loss) per common share - Basic and Diluted	$(0.27)				$(0.18)

Weighted average shares outstanding
Basic	33,853		14,000	(f)	47,853
Diluted	33,853		14,000	(f)	47,853

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED STATEMENT OF OPERATIONS

(a)            Represents the elimination of operating revenues associated with JD Holdings’ receipt of royalty payments under the license agreement paid by us to JD Holdings.

(b)           Represents the elimination of $85,000 per year of salary expense incurred by us in connection with Mr. Dahan’s employment by us. Also, represents the elimination of the royalty expense incurred by us under the existing license agreement at a rate of 3% of net sales and paid to JD Holdings.

(c)            Represents the calculation of pro forma salary expense that would have been incurred by us for Mr. Dahan under the new employment agreement at an annual salary of $300,000.

(d)           Represents the pro forma adjustment to amortization resulting elimination of the intangible asset (license costs) previously recorded by us.

(e)            In consolidation, the income tax provision of JD Holdings would be reduced by losses from us. For the year ended November 25, 2006, tax expense represented state franchise fees.

(f)              Represents the 14,000,000 shares of our common stock with a par value of $0.10 to be issued in exchange for the outstanding shares of JD Holdings’ common stock in the merger, based on 1,000 shares of JD Holdings common stock outstanding as of the periods presented. The pro forma basic weighted average number of shares are calculated by adding our weighted average basic shares outstanding after giving effect to the number of shares of JD Holdings common shares outstanding as of the date the merger was announced.